EXHIBIT 23

BROWN, EDWARDS & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Premier Bankshares Corporation

     We consent to the incorporation by reference of our report dated January 18, 1996, appearing in the annual report on Form 10-K for the years ended December 31, 1994 and 1993.


Brown, Edwards & Company, L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS


1969 LEE HIGHWAY
BRISTOL, VIRGINIA
FEBRUARY 7, 1996